                        MINNESOTA MUTUAL VARIABLE FUND D
                          ASSET ALLOCATION SUB-ACCOUNT
                            PERFORMANCE CALCULATIONS

TOTAL RETURN CALCULATIONS
-------------------------

Total return is the percentage change between the offering price of one accumulation unit at the beginning of a period and the redeemable value of that accumulation unit at the end of a period. A data base file is kept and updated monthly with respect to accumulation unit values. From this data base file, total return can be calculated for any specified number of periods since the segregated sub-account's date of beginning operations.

CUMULATIVE TOTAL RETURN
------------------------

Cumulative total return is based on an initial $1,000 investment made on October 26, 1994. Using the accumulation unit value information attached, the cumulative total return at December 31, 1994 without consideration of the maximum front-end sales charge is as follows:


      CUMULATIVE     =    ENDING REDEEMABLE VALUE  -  INITIAL AMOUNT INVESTED  *  100
      TOTAL RETURN        ----------------------------------------------------
                                       INITIAL AMOUNT INVESTED

                           1,472.74  -  1,000.00    *  100  =  47.27%
                           -----------------------
                                   1,000.00

AVERAGE ANNUAL TOTAL RETURN
----------------------------

In accordance with the SEC, average annual total return (T) allocates equal value among each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:

                                N
                       P[(1+T)     ]  =  ERV

Average annual total return for the period from October 26, 1990 to December 31, 1994 (with and without consideration of the maximum front-end sales charge) is as follows:

Maximum front-end sales charge
------------------------------
                            4.19
     $1,000.00 [(1 + .0780)        ]  =  $1,369.65            T  =  7.80%

Without front-end sales charge
------------------------------
                                4.19
      $1,000.00 [(1  +  .0969)         ]  =  $1,472.74        T  =  9.69%

Average annual total return for the period from January 1, 1994 to December 31, 1994 (with and without consideration of the maximum front-end sales charge) is as follows:

Maximum front-end sales charge
------------------------------
                               1
     $1,000.00  [(1  -  .0881)   ]  =  $911.89                T  =  -8.81%

Without front-end sales charge
------------------------------
                               1
     $1,000.00  [(1  -  .0195)     ]  =  $980.53              T  =  -1.95%

The following information is used in the total return calculations:

                       Accumulation
       Date              unit value
     --------            ----------
     10/26/90            $ 1.000000
     12/31/93              1.501985
     12/31/94              1.472737